UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2006
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

950 Seventeenth Street, Suite 800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code:   (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.       Entry into a Material Definitive Agreement
     On June 9, 2006, Infinity Energy Resources, Inc. (“Infinity”) entered into Change in Control Agreements with James A. Tuell, its President and Chief Executive Officer; Timothy A. Ficker, its Vice President, Chief Financial Officer; Stephen D. Stanfield, its Senior Vice President, Oil Field Services; and James W. Dean, its Vice President, Strategic and Corporate Development (each, an “Executive”). The terms of the agreements are substantially similar, except as noted below.
     Each agreement provides for certain benefits upon a Change in Control, which is defined as the first to occur of the following: (i) any person becomes the beneficial owner, directly or indirectly, of securities of Infinity voting securities (other than (x) Infinity, (y) any subsidiary of Infinity, (z) one or more employee benefit plans maintained by Infinity, or (xx) any noteholders or warrantholders under the Securities Purchase Agreement dated as of January 13, 2005 among Infinity, Inc., the predecessor of the Infinity, and HFTP Investment L.L.C., AG Domestic Convertibles, L.P. and AG Offshore Convertibles Ltd., as further amended, supplemented and modified (the “Promethean Purchase Agreement”)); (ii) any noteholders or warrantholders under the Promethean Purchase Agreement, whether individually or as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) become the owner, directly or indirectly, of outstanding voting securities (including voting securities acquired on conversion of notes or exercise of warrants) of Infinity representing thirty-five percent (35%) or more of the combined voting power of Infinity’s then outstanding voting securities; (iii) three or more directors of Infinity, whose election or nomination for election is not approved by a majority of the applicable incumbent board, are elected within any single twelve month period to serve on the board; (iv) members of the applicable incumbent board cease to constitute a majority of the board; (v) the consummation of a merger or consolidation of Infinity with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of Infinity immediately prior to such consolidation, merger or reorganization own less than 50% of the outstanding voting securities of the surviving entity (or its parent) following the consolidation, merger or reorganization or (vi) the consummation of a sale, lease or other disposition of all or substantially all of the assets of Infinity.
     Upon a Change in Control, any and all common shares (the “Common Shares”), options, or other forms of securities issued by Infinity and beneficially owned by the Executive (whether granted before or after the date of the agreement) that are unvested, restricted, or subject to any similar restriction that would otherwise require continued ownership by the Executive beyond the date of the Change in Control (the “Change in Control Date”) in order to be vested in the hands of the Executive, shall vest automatically.
     In addition, if during the thirty (30) month period following a Change in Control Date, the Executive’s employment is terminated by Infinity other than for cause or disability or other than as a result of the Executive’s death or if the Executive terminates his employment for Good Reason (defined to include the assignment of inconsistent duties or diminution in position, authority, duties or responsibilities, reduction in the Executive’s base salary, failure by Infinity to provide appropriate benefits or any action having an adverse effect on Executive’s participation in Infinity benefit plans or arrangements, and any material breach of the agreement by Infinity), Infinity (which means Infinity or, if appropriate, its successor) shall pay to the Executive in a lump sum in cash, within 10 days after the date of termination, the aggregate of the following amounts: (i) accrued but unpaid base salary and vacation pay; (ii) a severance amount equal to a multiple of the Executive’s Annual Compensation (defined as the Executive’s annual base salary from Infinity and its subsidiaries and the average of the annual bonus amounts received by the Executive in each of the past two calendar years for which bonuses have been paid); and (iii) the value of any options held by such Executive. For Messrs. Tuell, Ficker, Stanfield and Dean, the multiples are 2.0, 1.5, 1.0 and 1.0, respectively. This severance benefit shall be reduced or amended in certain circumstances to conform to Section 4999 and/or Section 409A of the Internal Revenue Code of 1986, as amended.
     In addition, at any time during the six (6) month period following a Change in Control Date, the Executive shall have the right to terminate his employment with Infinity at his sole discretion. In the event the Executive exercises this termination right, Infinity shall pay the Executive in a lump sum in cash within 10 days after the date of termination the aggregate of the following amounts: accrued but unpaid base salary and vacation pay; a severance amount that is equal to 0.75 of the severance amount that would be paid upon a termination as described above; and the value of any options held by such Executive.
     Mr. Stanfield’s agreement also provides for certain benefits upon a Consolidated Change in Control related to Consolidated Oil Well Services, Inc., Infinity’s wholly owned subsidiary (“Consolidated”). A Consolidated Change in Control is the first to occur of the following, which event does not constitute a Change in Control: (i) any person becomes the beneficial owner, directly or indirectly, of securities of Consolidated representing more than fifty percent (50%) or more of the combined voting power of Consolidated’s then outstanding voting securities (other than (x) Infinity, (y) any subsidiary of Infinity or Consolidated, or (z) one or more employee benefit plans maintained by Infinity or Consolidated); (ii) the consummation of a merger or consolidation of Consolidated with or into any other corporation or entity or person, or any other corporate reorganization, in which the stockholders of Consolidated immediately prior to such consolidation, merger or reorganization own less than 50% of the outstanding voting securities of the surviving entity (or its parent) following the consolidation, merger or reorganization or (iii) the consummation of a sale, lease or other disposition of all or substantially all of the assets of Consolidated.
     Mr. Stanfield will be entitled to receive benefits with respect to the first to occur of a Change in Control or a Consolidated Change in Control; provided that if a Change in Control precedes by no more than twelve (12) months or occurs simultaneously with a Consolidated Change in Control, Mr. Stanfield will be entitled to the benefits related to a Consolidated Change in Control. There is no intent for Mr. Stanfield to receive benefits with respect to both a Change in Control and Consolidated Change in Control or for any other duplication of benefits to be paid under his agreement.
     Mr. Stanfield’s agreement provides that upon a Consolidated Change in Control, any and all Common Shares, options, or other forms of securities issued by Infinity and beneficially owned by Mr. Stanfield (whether granted before or after the date of the agreement) that are unvested, restricted, or subject to any similar restriction that would otherwise require continued ownership by Mr. Stanfield beyond the date of the Consolidated Change in Control (the “Consolidated Change in Control Date”) in order to be vested in the hands of the Mr. Stanfield, shall vest automatically.

     In addition, if during the twelve (12) month period following a Consolidated Change in Control Date, Mr. Stanfield’s employment is terminated other than for cause or disability or other than as a result of his death or if Mr. Stanfield terminates his employment for Good Reason, Consolidated (which means Consolidated or, if appropriate, its successor) shall pay to Mr. Stanfield in a lump sum in cash, within 10 days after the date of termination, the aggregate of accrued but unpaid base salary and vacation pay and a severance amount equal to two (2.0) times Mr. Stanfield’s Annual Compensation. This severance benefit shall be reduced or amended in certain circumstances to conform to Section 4999 and/or Section 409A of the Internal Revenue Code of 1986, as amended.
     In addition, at any time during the six (6) month period following 90 days after a Consolidated Change in Control Date, Mr. Stanfield shall have the right to terminate his employment with Consolidated at his sole discretion. In the event Mr. Stanfield exercises this termination right, Consolidated shall pay the Executive in a lump sum in cash within 10 days after the date of termination the aggregate of accrued but unpaid base salary and vacation pay and a severance amount that is equal to Mr. Stanfield’s Annual Compensation.
     The agreements also contain customary provisions regarding non-exclusivity of rights, confidentiality, successors, notices of termination, and other similar matters.
     The foregoing description of the Change in Control Agreements is summary in nature and does not purport to be complete.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 15, 2006.

Infinity Energy Resources, Inc.
By:	/s/ James A. Tuell
James A. Tuell
President and Chief Executive Officer

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